Exhibit 99.2

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com www.corvusgold.com

NR17-19	December 12, 2017

Corvus Gold Drills 94.5 m @ 1.2 g/t Gold, Extends Mother Lode Sediment Hosted Gold System to at Least 450 Metres Along Strike

Assay Highlights include:

Highlighted Mineralized intervals are calculated using a 0.5 g/t cutoff, with high-grade Mother Lode Structure using a 2 g/t cutoff

• ML-17-011:	38.4 metres @ 2.67 g/t gold and 13.7 metres @ 1.48 g/t gold (incl. 13.7 metres @ 5.7 g/t gold (high-grade Mother Lode Structure)
• ML-17-014:	59.4 metres @ 1.68 g/t gold and 36.6 metres @ 1.49 g/t Gold (at a 0.1 g/t cutoff interval was 161.5 metres @ 1.04 g/t gold)
• ML-17-003:	66 metres @ 1.24 g/t gold (lost hole in upper part of zone) last 2.3 metres of hole ended in 1.64 g/t gold and 30.4 g/t silver

Corvus Gold Also Expands Mother Lode Land Package to 11.5 square kilometres

Vancouver, B.C… Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces it has received assays results from eight new drill holes at its Mother Lode project in southern Nevada (Table 1). The latest results include the first few holes drilled to define the Northern extension of the Mother Lode deposit, continuing to confirm and expand this new, large sediment hosted gold system (Figure 1).

Hole ML17-003, a core hole drilled in the vicinity of historic hole ML-338 (non-Corvus Gold hole) which returned 73.2 metres of 2.1 g/t gold (silver was never assayed) saw a 66.3 metre intercept of 1.24 g/t gold with the bottom 2.3 metres returning 1.64 g/t gold and 30.4 g/t silver (hole lost in silicified breccia in middle of the ML-338 zone). To date, two other holes have been completed in this part of the system which show thick zones of strong alteration and dikes, assays pending.

Hole ML17-013 was also drilled to the north beyond the historic resource area and produced a thick, high-grade intercept of 94.5 m @ 1.2 g/t Au (includes 30.5 m @ 1.62 g/t in the Lower Zone). This interval, along with the results from ML17-003 and historic hole ML-338 displays broad zones of strong alteration and numerous intrusives and continues to support the concept that a second major gold mineralization center could exist at the north end of the Mother Lode deposit. Corvus has expanded it proposed phase 2 drill program in this area of the deposit adding more holes to the 2018 program to test the northern extent of mineralization along strike and at depth.

The Mother Lode system is also expanding in the high-grade Main Target as shown in hole ML-17-011 with 38 metres @ 2.67 g/t Au and 13 metres @ 1.48 g/t Au and hole ML17-14 with 59.4 metres @ 1.68 g/t Au. Additionally, the Company is seeing a consistent trend of higher silver values in the Lower Zone of Paleozoic, oxide materialization, with values up to 100 g/t silver. These high silver values are being looked at as a vector to a deeper zone of gold mineralization which is currently being tested with a few deeper holes. Of note, prior historic drilling did not assay for silver.

Corvus Gold Inc.	- 2 -	December 12, 2017
NR17-19 Continued

Hole ML17-10 was drilled to test the eastern extension of the system and intersected the Upper Zone system in its farthest east extension so far (12.2m @ 2.88 g/t gold), but the hole was lost as it entered the Lower Zone (3.1m @ 1.65 g/t Au & 5.29 g/t silver). This expansion potential will be followed up with a series of holes, east of the current drill pattern.

Figure 1. Plan map showing recent drill holes on the Mother Lode Project

Corvus Gold Inc.	- 3 -	December 12, 2017
NR17-19 Continued

Jeff Pontius, President and CEO of Corvus states “These latest results continue to expand the Mother Lode gold deposit with multiple thick 30-50 metre intervals of +2 g/t gold, with the expansion to the north beyond our original exploration target. The thick mineralization being intersected at the north end of the deposit is now outlining a second center of intrusive activity with associated, broad high-grade mineralization which has lead to Corvus expanding its planned 2018 drill program. With our recent financing, this expanded 2018 program is now full funded with flexibility for further expansion. As with most sediment hosted, intrusion related deposits in Nevada, this new discovery is showing great continuity and growth potential and could develop into a major new gold deposit in its own right.”

Table 1

Phase I - Mother Lode Significant Drilling Results – Main & North Targets

(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-003	249.02	252.07	3.05	0.32	0.63	Furthest hole drilled to date to the North
AZ 090 dip -70	275.55	341.83	66.28	1.24	2.66	Upper & Lower Zones, Lost hole in 1.64 g/t Au & 30.4 g/t Ag

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-008	91.44	149.35	57.91	0.79	0.95	South low-grade Oxide zone
inc	118.87	132.59	13.72	1.28	1.03	South low-grade Oxide zone
	153.92	182.88	28.96	0.43	0.72	South low-grade Oxide zone
	192.02	202.69	10.67	0.61	4.52	South low-grade Oxide zone
	225.55	233.17	7.62	0.83	0.47	South low-grade Oxide zone
AZ 090 dip -48	237.74	246.89	9.15	1.14	3.77	South low-grade Oxide zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-010	167.64	175.26	7.62	0.37	0.32	CF oxide low-grade zone
	198.12	201.17	3.05	0.34	0.14	CF oxide low-grade zone
	236.22	248.41	12.19	2.88	2.37	Upper Zone
AZ 090 dip -65	300.23	303.28	3.05	1.65	5.29	Lost hole in Lower Zone

Corvus Gold Inc.	- 4 -	December 12, 2017
NR17-19 Continued

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-011	97.54	135.64	38.10	2.67	1.28	Upper Zone
inc	102.11	115.82	13.71	5.71	2.52	Mother Lode Structural Zone
	181.36	195.07	13.71	1.48	1.89	Lower Zone
AZ 090 dip -70	204.22	234.70	30.48	0.83	3.74	Lower Zone expansion
inc	204.22	211.84	7.62	2.05	2.10	1 g/t cut

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-012	149.35	152.40	3.05	0.37	0.42	CF oxide low-grade zone
	187.45	196.60	9.15	0.61	0.48	CF oxide low-grade zone
	205.74	234.70	28.96	1.53	1.82	Upper Zone
AZ 090 dip -87	240.79	249.94	9.15	0.96	2.60	Possible Lower Zone

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-013	210.31	213.36	3.05	0.64	0.08	CF oxide low-grade zone
	233.17	243.84	10.67	0.67	1.24	CF oxide low-grade zone
AZ 090 dip -70	256.03	350.52	94.49	1.20	1.86	Upper & Lower Zone
inc	275.84	288.04	12.20	2.00	1.97	1 g/t cut
inc	292.61	300.23	7.62	1.89	2.00	1 g/t cut
inc	310.90	341.38	30.48	1.62	2.78	1 g/t cut

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-014	112.78	172.21	59.43	1.68	1.67	Upper Zone
	182.88	195.07	12.19	0.43	1.56
AZ 090 dip -50	236.22	272.80	36.58	1.49	3.75	Lower Zone
inc	257.56	272.80	15.24	2.28	6.95	1 g/t Au cut

Corvus Gold Inc.	- 5 -	December 12, 2017
NR17-19 Continued

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML-17-015	303.28	327.66	24.38	1.69	2.37	Upper Zone
AZ 090 dip -75	336.80	339.85	3.05	0.58	0.84

Expanded Claim Block

Corvus also announces that it has added to its Mother Lode claim block by staking 75 additional claims covering an additional 625 hectares along trend. The Mother Lode property has now expanded to 1,147 hectares or 11.5 square kilometres.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying. AAL is independent of the Company. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control. A qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process

Corvus Gold Inc.	- 6 -	December 12, 2017
NR17-19 Continued

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 140 federal unpatented mining claims on the Mother Lode project which totals 1,147 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Corvus Gold Inc.	- 7 -	December 12, 2017
NR17-19 Continued

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple YellowJacket style high-grade zones, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for any mining or production at North Bullfrog, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.